UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2011

iShares® Silver Trust

(Exact name of registrant as specified in its charter)

New York	001-32863	13-7474456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o BlackRock Asset Management International Inc.

400 Howard Street

San Francisco, California 94105

Attn: BlackRock Institutional Trust Company, N.A.’s Product Management Team

Intermediary Investor and Exchange-Traded Products Department

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (415) 670-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On November 9, 2011, BlackRock Asset Management International Inc, sponsor of iShares® Silver Trust (the “Sponsor”), appointed Jack Gee as Chief Financial Officer, Chief Operating Officer and Director of the Sponsor, effective December 15, 2011.

Mr. Gee, 55, is the Chief Financial Officer of iShares Delaware Trust Sponsor LLC, a commodity pool operator registered under the Commodity Exchange Act. Mr. Gee joined BlackRock Institutional Trust Company, N.A., a national banking association and a commodity trading advisor registered with the CFTC, as a Principal in September 2004. Mr. Gee served as Director of US Fund Administration of BlackRock Institutional Trust Company N.A. from September 2004 to January 2010 and Managing Director since January 2010. Prior to joining BlackRock Institutional Trust Company, N.A., Mr. Gee served as Chief Financial Officer of Parnassus Investments, an investment adviser registered with the SEC, from March 2004 to September 2004; Chief Financial Officer of Cazenave Partners, an investment adviser registered with the SEC, from October 2003 to March 2004; Controller of Paul Capital Partners, an investment firm focusing on the secondary private equity and healthcare market, from October 2002 to October 2003; Chief Financial Officer of Fremont Investment Advisors, Inc., an investment adviser formerly registered with the SEC, from October 1997 to September 2002. Mr. Gee earned a Bachelor of Science degree in accounting from the California State University in 1982.

Mr. Gee replaces Geoffrey D. Flynn, who resigned from his offices of Chief Financial Officer, Chief Operating Officer and Director of the Sponsor effective December 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: ____________

iShares® Silver Trust*

By:	BlackRock Asset Management International Inc.

By:

Name:	Jack Gee
Title:	Managing Director

By:

Name:	Raymund Santiago
Title:	Director

*	The registrant is a trust. The individual specified above is signing in his or her capacity as an officer and/or authorized signatory of BlackRock Asset Management International Inc., the sponsor of the trust.